AMENDED BYLAWS
OF
CALA CORPORATION

1.
General

1.1 ***Name of Corporation.*** The name of the Corporation shall be Cala Corporation, ("the Corporation") as set forth in the Amended Certificate of Incorporation filed with the Secretary of State. The Shareholders or Board of Directors may change the name by filing a Certificate of Amendment or a Restated Certificate of Incorporation with the Secretary of State.

1.2 ***Purpose.*** The purpose of the Corporation shall be to conduct any and all lawful business for which a for-profit corporation may be organized, as set forth in the Certificate of Incorporation. The Shareholders or Board of Directors may change the stated purpose by filing a Certificate of Amendment with the Secretary of State.

1.3 ***Duration.*** The Corporation's duration shall be perpetual. The Board of Directors may alter the duration as may be necessary for the Corporation.

1.4 ***Registered Office.*** The Corporation's registered office and registered agent shall be Stephen Zrenda, 12313 Hidden Forrest Blvd., Oklahoma City, Oklahoma, 73142, as set forth in the Certificate of Incorporation. The Board of Directors may change the registered office and/or registered agent by filing the appropriate Statement of Change. Any successive registered agent shall be of reliable character such that the agent shall immediately furnish the papers of any lawsuit to the attorneys for the Corporation to ensure the Corporation is not exposed to liability by a default judgment.

1.5 ***Offices.*** The Corporation may have offices at locations other than the registered office, as the Board of Directors determines are needed.

2.
Board of Directors

2.1 ***Management.*** The Board of Directors shall be Joe Cala, Mark Hofius and Larry Pfautsch, as named in the Certificate of Incorporation. The Directors shall exercise or authorize the exercise of the necessary powers to conduct and manage the business and affairs of the Corporation. The Board of Directors shall exercise all such powers of the Corporation and do all such acts and things as are not prohibited by law, the Certificate of Incorporation, any applicable Shareholder's Agreement, or these Bylaws.

2.2 ***Number.*** The number of Directors of the Corporation shall be that of the initial Board of Directors as set forth in the Certificate of Incorporation. The number of Directors authorized may be fixed as the Board of Directors may from time to time designate. No decrease in the number of Directors shall have the effect of shortening the term of any incumbent Director.

2.3 *Qualification.* None of the Directors need be a Shareholder of the Corporation or a resident of the State of Oklahoma.

2.4 *Election.* The Directors shall be elected at the annual meeting of the Shareholders by the holders of shares entitled to vote in the election. The vote may be by ballot if, before voting begins, a Shareholder entitled to vote demands election by ballot. The election of the Directors shall be by a plurality of the votes cast by the entitled Shareholders. The votes of the shares may be cast by Shareholders represented in person or by proxy. A quorum shall be present for such vote.

2.5 *Cumulative Voting in Election.* At each election of Directors, each Shareholder entitled to vote shall be entitled to cumulate votes by giving one candidate as many votes as the total of the number of the Directors to be elected multiplied by the Shareholder's shares, or by distributing the votes among one or more candidates on the same principle. Cumulative voting shall only be permitted in an election of Directors in which a Shareholder who intends to cumulate votes has given written notice of that intention to the Corporation's secretary on or before the day preceding the date of the election at which the Shareholder intends to cumulate votes. All Shareholders entitled to vote cumulatively may cumulate their votes if a Shareholder gives such notice.

2.6 *Term.* Each Director's term shall extend from the date the Director is elected and qualified or named in the Corporation's Certificate of Incorporation until whichever of the following occurs first: the Director's successor is elected and qualified, the Director's resignation, the Director's removal from office by the Shareholders, or the Director's death.

2.7 *Removal.* The Shareholders entitled to vote at an election of the Directors may remove any Director or the entire Board of Directors, with or without cause, at a meeting called for that purpose by the majority vote of the shares of those Shareholders. If cumulative voting is permitted and less than the entire board is to be removed, a Director may not be removed if the votes cast against the removal would be sufficient to elect the Director if cumulatively voted.

2.8 *Vacancies.* A vacancy in the Board of Directors shall exist upon the death, resignation, or removal of a Director; an increase in the number of Directors on the Board; or a failure of the Shareholders to elect the number of Directors required at an annual or other meeting during which an election was necessary.

A vacancy occurring in the initial Board of Directors before the issuance of shares may be filled by the affirmative vote or written consent of the majority of the organizers or by the affirmative vote of the majority of the remaining Directors, even if the remaining Directors constitute less than a quorum of the Board of Directors.

Any vacancy occurring on the Board of Directors after the issuance of shares, other than one caused by an increase in the number of Directors, shall be filled by election at an annual or special meeting of Shareholders called for that purpose, or if the situation merits and the Shareholders are unable to meet to fill the vacancy within a reasonable time, by the affirmative vote of the majority of the remaining Directors, even if the

remaining Directors constitute less than a quorum of the Board of Directors.

A future vacancy to be created by a Director's tendered resignation may have a designated replacement to fill the vacancy elected prior to the effective date of the resignation.

Notwithstanding any of the above, a vacancy or a newly created vacancy in a Director position that the Certificate of Incorporation entitles the holders of a class or series of shares or group of classes or series of shares to elect shall be filled only by the affirmative vote of the majority of the Directors then in office elected by the class, series, or group; by the sole remaining Director elected in that manner; or by the affirmative vote of the holders of the outstanding shares of the class, series, or group.

2.9 ***Place of Meetings.*** Any meetings of the Board of Directors may be held at any location within or without the State of Oklahoma as may be determined by the Board of Directors.

2.10 ***Annual Meeting.*** The first meeting of each newly elected Board of Directors shall be held without further notice immediately following and at the same location as the annual meeting of Shareholders.

2.11 ***Regular Meetings.*** Regular meetings of the Board of Directors shall be held without notice at such time and place as shall be determined by the Board of Directors.

2.12 ***Special Meetings.*** Special meetings of the Board of Directors for any purpose may be called with notice at any time by the President, or if the President is unable, by the Vice President, Secretary, or two Directors.

2.13 ***Notice.*** Any required notice of the date, time, place, or purpose of meetings may be provided to a Director in writing either personally or mailed at least ten days before the day of the meeting so as to be delivered at least three days before the meeting. Notice also may be delivered by electronic transmission on consent of the Director. Such notice shall be considered provided when transmitted to a facsimile number or electronic mail address provided by the intended Director for the purpose of receiving notice; posted on an electronic network and a message sent to the Director at the address provided by the Director for the purpose of alerting the Director of a posting; or communicated to the Director by any other form of electronic transmission consented to by the Director.

2.14 ***Quorum.*** A quorum for the purpose of a meeting of the Board of Directors shall be a majority of the number of Directors positions as set out by the Corporation at the time of the meeting.

2.15 ***Conduct of Meetings.*** All meetings of the Board of Directors shall be conducted in accordance with Robert's Rules of Order except when in conflict of these Bylaws or the Certificate of Incorporation.

2.16 ***Action by Directors.*** The act of a majority of the Directors present at a meeting at which a quorum is present at the time of the act shall be the act of the Board of

Directors. A written consent stating the action taken and signed by all members of the Board of Directors is also an act of the Board of Directors. If a quorum is not present at any meeting of the Board of Directors, the Directors present may adjourn the meeting to another time and location, or may temporarily adjourn the current meeting until a quorum is present. Notice of a temporary adjournment may be an announcement at the meeting.

2.17 ***Committees.*** The Board of Directors, by resolution, may designate one or more committees, each of which shall be comprised of one or more Directors, and may designate one or more Directors as alternate members of any committee who may, subject to any limitations imposed by the Board of Directors or law, replace absent or disqualified members at any meeting of that committee.

The Board of Directors may adjust the number of members of a committee, and may remove a member of a committee if the Board determines the removal is in the best interests of the Corporation. The removal of the member shall be without prejudice to any contract rights of the person removed. Appointment of a member of a committee shall not create contract rights.

Any such committee, to the extent provided in such resolution of the Board of Directors, shall have and may act with the authority of the Board of Directors, except when the action is imposed as a duty of the Board itself, or where the authority of such committee is limited by statute. No committee created by the Board of Directors shall have authority to act in a manner prohibited by statute.

Interested Directors. A contract or transaction between the Corporation and one or more of its Directors or officers, or between the Corporation and any entity or other organization in which one or more of the Corporation's Directors or officers is a managerial official or has a financial interest, shall be void or voidable solely for this reason.

The contract or transaction, however, shall not be void or voidable solely because of the above if the material facts as to the Director's relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee, and the Board of Directors or the committee in good faith authorizes the contract or transaction by the affirmative vote of a majority of the disinterested Directors, even though the disinterested Directors be less than a quorum; the material facts as to the Director's relationship or interest and as to the contract or transaction are disclosed or are known to the Shareholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the Shareholders; or the contract or transaction is fair as to the Corporation as of the time it is authorized, approved or ratified by the Board of Directors, the committee thereof, or the Shareholders. Common or interested Directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or a committee that authorizes the contract or transaction.

2.18 ***Compensation of Directors.*** The Directors may receive compensation for their services and reimbursement for their expenses. The Board of Directors, by resolution,

may establish and approve such compensation or reimbursement.

2.19 ***Resignations.*** A Director may resign at any time by providing written notice to the Corporation. Such resignation shall take effect at the date of the Corporation's receipt of the notice unless the notice specifies it is to take effect on a future date or event, in which case, the resignation shall be effective upon that date or event. A Director's resignation shall be revocable until its effective date or event.

3.
Shareholders

3.1 ***Place of Meetings.*** Any meeting of the Shareholders for the election of Directors or any other purpose may be held at such place, within or without the State of Oklahoma, as may be fixed from time to time by the Board of Directors. The Board of Directors may determine that any meeting may be held by written consent of the Shareholders or by means of remote communication.

3.2 ***Annual Meeting.*** The Shareholders shall have at least one meeting annually. The annual meeting shall be held at such time as may be determined by the Board of Directors. At the annual meeting, the Shareholders shall elect the Directors to fill any vacancies on the Board of Directors and transact any other business as may be necessary. The Corporation's failure to hold an annual meeting shall not result in the winding up or termination of the Corporation.

Should the annual meeting not take place or written consent of the Shareholders not be executed within any thirteen-month period, any Shareholder who has submitted a written request to the Corporation for an annual meeting to be held may apply to a court in the county where the Corporation's principal executive office is located at the time, and such court may order a meeting to be held.

3.3 ***List of Shareholders.*** No earlier than the sixtieth (60th) day nor later than the eleventh (11th) day before the date of any meeting of Shareholders, a complete list of the Shareholders entitled to vote at such meeting, arranged in alphabetical order, with each Shareholder's address, number of shares held, and number of votes to which the Shareholder is entitled, shall be prepared by the officer or agent having charge of the stock transfer books. Such list shall be kept on file at the Corporation's registered office for a period of ten (10) days prior to such meeting and shall be subject to inspection by any Shareholder at any time during usual business hours.

Such list may alternatively be kept on a reasonably accessible electronic network, if the information required to gain access to the list is provided with the notice of the meeting. This Section shall not be interpreted as requiring the Corporation to include any electronic contact information of any Shareholder on the list. If the list is made available on an electronic network, the Corporation shall take reasonable steps to ensure that the information is available only to Shareholders of the Corporation. Such list shall be produced and kept open at the time and place of the meeting during the whole time thereof, and shall be subject to inspection by any Shareholder. If the meeting is held by means of remote communication, the list shall be open to the examination of any

Shareholder for the duration of the meeting on a reasonably accessible electronic network, and the information required to access the list shall be provided to Shareholders with the notice of the meeting. The Corporation's original share transfer records shall be prima facie evidence as to the Shareholders entitled to vote at any meeting.

3.4 ***Special Meetings.*** Special meetings of the Shareholders may be called for any authorized purpose by the President, the Board of Directors, or any other person who may be designated in the future. A special meeting also may be called by the written notice of 30 percent of the shares entitled to vote as may exist on the date the first Shareholder signs the notice of the meeting.

The purpose or purposes of the meeting shall be stated in all its notices, and business conducted at that special meeting shall be limited only to that stated in the notice.

3.5 ***Notice.*** Written notice stating the location, date and time of any meeting of the Shareholders shall be given to each Shareholder entitled to vote at that meeting not later than the tenth (10th) day and not earlier than the sixtieth (60th) day before the date of the meeting. Notice of any special meeting shall contain a statement regarding the purpose or purposes of that meeting. If the purpose of the meeting involves the submission for approval of a fundamental business transaction, each Shareholder shall be notified at least twenty-one (21) days before the date of the meeting regardless of whether the Shareholder is entitled to vote on the matter.

If the Shareholder consents, the notice to that Shareholder may be provided by electronic transmission. The Shareholder may specify the form of electronic transmission to be used to communicate notice. Such notice by electronic transmission may be provided transmitted to a facsimile number or an electronic mail address provided by the Shareholder for the purpose of receiving notice; posted on an electronic network with a message sent to the Shareholder at the address provided by the Shareholder for the purpose of alerting the Shareholder of the posting; or any other form of electronic transmission approved and consented to by the Shareholder.

If a meeting is to be held by means of remote communication, the notice of the meeting shall include information as to how Shareholders may access the list of Shareholders entitled to vote at the meeting.

If mailed, notice shall be deemed delivered when deposited in the United States mail, addressed to the Shareholder at the Shareholder's address as it appears on the stock transfer records of the Corporation. An affidavit of the secretary, assistant secretary, transfer agent, or other agent of the Corporation stating that notice has been provided to a Shareholder by the electronic transmission authorized above shall be, in the absence of fraud, prima facie evidence that the notice was provided to the Shareholder.

3.6 ***Conduct of Meetings.*** All meetings of Shareholders shall be conducted in accordance with Robert's Rules of Order except when in conflict of these Bylaws or the Certificate of Incorporation.

3.7 ***Quorum.*** With respect to any matter, the presence of one-third in person or by

proxy of the shares entitled to vote on that matter shall be necessary and sufficient to constitute a quorum for the transaction of business except as otherwise provided by law. The subsequent withdrawal from the meeting of a Shareholder or the refusal of a Shareholder present at or represented by proxy at the meeting to vote shall not negate the presence of a quorum at the meeting. If, however, a quorum is not present or represented at any meeting of the holders of the shares entitled to vote, in person or represented by proxy, the shareholders present shall have power to adjourn the meeting, without notice other than announcement at the meeting, until a quorum is present or until the time and to the place as may be determined by the vote of the holders of the majority of the shares who are present or represented by proxy at the meeting. The notice requirements for the meeting of the Shareholders shall apply to the new meeting's time and location.

3.8 ***Voting.*** When a quorum is present at any meeting of the Corporation's Shareholders, the affirmative vote of a majority of the shares entitled to vote for any matter other than the election of directors shall be required for the matter to pass. In cases of a fundamental action, a vote of a majority of the outstanding shares entitled to vote shall be required. The shares may be represented at the meeting either in person or by proxy. Only those shares that voted or specifically abstained from voting on a matter previously considered by the Shareholders may again vote on that matter.

3.9 ***Method of Voting.*** Each outstanding share of the Corporation's stock, regardless of class, shall be entitled to one vote on each matter submitted to a vote at a meeting of Shareholders, except where otherwise specified in the Certificate of Corporation or in these Bylaws, as they may be amended from time to time. At any meeting of the Shareholders, every Shareholder having the right to vote shall be entitled to vote in person or by proxy. Voting on any matter during a meeting of Shareholders may be by voice vote or show of hands unless otherwise specified or a Shareholder demands a ballot vote.

A proxy for the purpose of a Shareholder's vote shall be executed in writing by such Shareholder not more than eleven (11) months prior to the usage of the proxy, unless the written proxy provides otherwise. A proxy communicated by telegram, telex, cablegram, or other form of electronic transmission, including telephonic transmission, by the Shareholder, or a photographic, photostatic, facsimile, or similar reproduction of a writing executed by the Shareholder, shall be considered executed in writing. Any electronic transmission of a proxy shall contain or be accompanied by information from which it can be determined that the transmission was authorized by the Shareholder. Unless a proxy specifies that it is not revocable and is coupled with an interest, a proxy may be revoked.

3.10 ***Record Date; Closing Transfer Books.*** The Board of Directors may fix in advance a record date of not less than ten (10) nor more than sixty (60) days before a meeting for Shareholders to determine the Shareholders entitled to notice of or to vote at the meeting. Should the Board of Directors fail to fix such a date, the date upon which the notice of the meeting is mailed shall be the record date. The Board of Directors may close the Corporation's stock ownership records for such a determination for a period of not more than sixty (60) days prior to the meeting for which the

determination is needed.

3.11 ***Action Without Meeting.*** The Shareholders may take action without holding a meeting, providing notice, or taking a vote if at least the minimum number of votes that would be necessary to take the action of Shareholders who would be entitled to vote on the action sign a written consent or consents stating the action taken.

Such written consent or consents shall include the date each Shareholder signed the consent and shall be effective to take the action that is the subject of the consent only if the consent or consents are delivered to the Corporation not later than the sixtieth (60th) day after the date the earliest dated consent is addressed to the Corporation's chief managerial official or governing authority at that time and delivered by hand or certified or registered mail, return receipt requested to the Corporation's registered office or principal executive office as may exist at that time; or delivered by hand or certified or registered mail the managerial official or agent at that time of the custody of the Corporation's records of meetings of Shareholders. Delivery by telegram, telex, cablegram, or other form of electronic transmission, including telephonic transmission, by the Shareholder, or a photographic, photostatic, facsimile, or similar reproduction of a writing executed by the Shareholder, shall be considered executed in writing.

3.12 ***Telephone or Remote Communication Meetings.*** Shareholders may hold meetings by using a conference telephone or similar communications equipment, or another suitable electronic communications system, including videoconferencing technology or the Internet, or any combination, if the telephone or other equipment or system permits each person participating in the meeting to communicate with all other persons participating in the meeting. Any Shareholder also may participate in a meeting of Shareholders by such means when other Shareholders are physically present at the meeting, and shall be considered present for purposes of a quorum. If voting is to take place at the meeting, the Corporation shall verify that every Shareholder voting at the meeting by means of remote communications is sufficiently identified and shall keep a record of any vote or other action taken.

4.
Officers and Agents

4.1 ***In General.*** The officers of the Corporation shall be elected by the Board of Directors and shall be a President and a Secretary. The Board of Directors may also elect Treasurer. Any two or more offices may be held by the same person.

The Board of Directors shall elect the President and Secretary at its first meeting. The Board of Directors may, at its discretion, elect or appoint additional officers or positions as the Board deems necessary. Any additional officers may be elected at the same or subsequent meetings, as may be determined by the Board.

4.2 ***Compensation.*** The officers and agents of the Corporation may receive compensation or reimbursement as determined by the Board of Directors.

4.3 ***Term of Office and Removal.*** Each elected or appointed officer or agent of the

Corporation shall hold office at the pleasure of the Board of Directors or until the officer's death, resignation, removal from office, or the election and qualification of the officer's successor. The Board may remove the officer or agent with or without cause, but such removal shall not prejudice any contract rights of the officer or agent removed.

4.4 *Employment and Other Contracts.* The Board of Directors may authorize any officer or officers or agent or agents to perform any of the duties in the management of the Corporation. The Board of Directors may authorize any officer or agent to enter into contracts regarding employment or other matters on behalf of the Corporation when such is in the Corporation's best interest.

4.5 *President.* The President shall be the chief executive officer of the Corporation and, subject to the control of the Board of Directors, shall have general supervision, direction, and control of the Corporation's business and affairs. The President shall act as an *ex officio* member of all standing committees. The President shall preside at all meetings of the Shareholders and, if there is no Chairman, of the Board of Directors. The President shall have all powers and duties as the Board of Directors may prescribe.

4.6 *Secretary.* The Secretary shall attend and record all votes and the minutes of all proceedings of the meetings of the Shareholders and Board of Directors. The Secretary shall perform like duties for the committees created by the Board of Directors when necessary. The Secretary shall be responsible for notice of all meetings of the Shareholders and the Board of Directors. The Secretary shall be the custodian for the Corporation's seal and the Corporation's records. The Secretary shall ensure that the Corporation's seal is placed on all share certificates prior to their issuance and on all other documents requiring the seal. The Secretary shall be the transfer agent for issuance and transfer of the Corporation's shares, and shall keep the record of all share certificates and shares either issued, transferred, or cancelled. The Secretary shall be responsible for insuring that every assignee of any shares shall timely receive a copy of the Corporation's current Certificate of Incorporation and Bylaws. The Secretary shall have all other powers and duties as the Board of Directors may prescribe.

4.7 *Vice President.* If the Corporation's Officers should include a Vice President, the Vice President shall have all such powers to perform the usual and customary duties of that office as may be determined and prescribed by the Board of Directors, including presiding over meetings in the absence or inability of the President or Chairman of the Board. There may be more than one Vice President, each of whom may have separate and distinct powers and duties. The Vice President shall act as the President in the absence of the President or Chairman unless otherwise prohibited.

4.8 *Treasurer.* The Treasurer shall be responsible for all the Corporation's funds, deposits, and securities in all banks, savings, or other depositories as the Board of Directors may designate. The Treasurer shall maintain full and accurate accounts of all receipts payable to the Corporation and disbursements of the Corporation's funds. The Treasurer shall provide the Directors an accounting of the Corporation's finances and the Treasurer's activities, when requested. The Treasurer shall have all other powers and duties as the Board of Directors may prescribe.

4.9 ***Bonding.*** The Board of Directors may require a bond from anyone serving as an officer of the Corporation to insure the proper performance of that office's duties. The amount and form of such bond may be as the Board of Directors deems appropriate.

4.10 ***Resignation and Removal.*** Any officer or agent may be removed, with or without cause, by the Board of Directors at a regular or special meeting if the Board determines the removal is in the best interests of the Corporation. The removal of the officer or agent shall be without prejudice to any contract rights of the person removed. An officer or agent may resign at any time by providing written notice to the Corporation. Such resignation shall take effect at the date of the Corporation's receipt of the notice unless the notice specifies it is to take effect on a future date or event, in which case, the resignation shall be effective upon that date or event.

4.11 ***Vacancies.*** Upon any vacancy of any office, the Board of Directors may elect a replacement for that office or an acting successor to the office until such time as a permanent replacement is elected.

5.
Certificates Representing Shares

5.1 ***Form of Certificates.*** Certificates representing shares of the Corporation shall be made in the form determined by the Board of Directors and delivered to each Shareholder so entitled. Each certificate shall be numbered and entered in the Corporation's records when issued. Each certificate shall state on its face that the Corporation is organized under the laws of Oklahoma, the holder's name, the number, the share's class, any series' designation, and the par value of the share or a statement that the share is without par value. Each certificate shall be signed by the Corporation's President or an officer designated by the Board of Directors, and may be embossed with the Corporation's seal or marked with its facsimile. If the certificate is countersigned by a transfer agent not affiliated with the Corporation, the signature of the President or authorized officer may be a facsimile. Should the President or authorized officer whose signature appears on the certificate cease to be so authorized before the certificate has been delivered by the Corporation, the certificate shall still be adopted by the Corporation and be issued and delivered as though the officer had not ceased to be so authorized to sign the certificate for the Corporation.

5.2 ***Replaced or Lost Certificates.*** The Corporation shall not issue a replacement certificate until the issued certificate to be replaced has been surrendered and cancelled. Replacement shares for lost or destroyed certificates may be issued in accordance with the conditions determined by the Board of Directors.

5.3 ***Transfer of Shares.*** The Shareholder registered at a particular time in the Corporation's transfer records as being the owner of a share shall be deemed the owner of that share for purposes of voting the share, receiving distributions, transferring the share, receiving notice, exercising the rights to which the share may be entitled, giving proxies, or entering into agreements for that share in actions pending at that time. Transfer of shares of stock shall only be at the request of its holder and shall only take place upon surrender or cancellation of any certificates for those shares. Shares may

be assigned either in whole or in part. Upon surrender to the Corporation or its transfer agent, the Corporation or its transfer agent shall cancel the certificate, issue a new certificate to whomever is so entitled, and record the transaction in the Corporation's transfer records.

5.4 *Shareholder Authorization.* The Corporation shall not be required to acknowledge or accept any other party than the holder of record of a share of the Corporation's stock as the party entitled to exercise any right, privilege, or duty associated with that share. The share's holder may act through the holder's legal representative, if authorization is furnished as may be required by the Board of Directors, or the holder's attorney in fact, if documentation of that status is executed according to the laws of this state or to the satisfaction of the Board of Directors if the authorization if not executed in accordance with statute.

6.
General Provisions

6.1 *Dividends.* The Board of Directors may authorize Dividends of the outstanding shares of the Corporation, unless such distribution would be in violation of the Corporation's Certificate of Incorporation, as it exists at that time.

6.2 *Reserves.* The Corporation, by resolution of the Board of Directors may create a reserve out of the Corporation's surplus, or may designate or allocate a part or all of the Corporation's surplus for a proper purpose and in any manner the Board of Directors determines. The Corporation, by resolution of the Board of Directors, also may increase, decrease, or abolish a reserve, designation, or allocation in a manner determined by the Board of Directors.

6.3 *Alternative Forms of Meetings.* The Directors, members of any committee, and Shareholders for the Corporation may hold and/or attend and take part in meetings by use of a conference telephone or similar communications equipment, or another suitable electronic communications system, including videoconferencing technology or the Internet, or any combination, if the telephone or other equipment or system permits each person participating in the meeting to communicate with all other persons participating in the meeting.

6.4 *Books and Records.* The Corporation shall keep accurate books and records of its accounts, properties, business transactions, assets, liabilities, receipts, disbursements, gains, losses, capital, surplus, shares, and minutes of the proceedings of its Board of Directors, members of any committee, and Shareholders. The Corporation's bookkeeping procedures shall be in conformance with accepted accounting practices. The Corporation shall keep a current record of the name and mailing address of each Shareholder at the Corporation's registered office or principal place of business, or at the office of its transfer agent or registrar as those locations may change from time to time. Such records may be in written paper form or another form capable of being converted into written paper form within a reasonable time.

6.5 *Fiscal Year.* The Fiscal Year for the Corporation shall be fixed by resolution of the

Board of Directors.

6.6 ***Seal.*** The Board of Directors may adopt an official seal for the Corporation. The seal may be used both as an embossed or stamped mark for the Corporation. Any officer authorized by these Bylaws or the Board of Directors may affix the seal to any document in the manner required.

6.7 ***Indemnification.*** The Corporation shall indemnify persons serving as its Directors, officers, agents and others authorized to act for the Corporation, both current and former, for the reasonable expenses actually incurred by that person in connection with a proceeding in which the person is a respondent because of the person's capacity with the Corporation if the person is wholly successful, on the merits or otherwise, in the defense of the proceeding. The Board of Directors also may extend indemnification for such persons to the extent allowed by law.

6.8 ***Insurance.*** The Board of Directors may purchase and maintain insurance for the benefit of the Corporation and for the indemnification of its Directors, officers, agents, and others authorized to act on its behalf.

6.9 ***Amendment of Bylaws.*** The Board of Directors may alter, amend, or repeal these Bylaws unless the Certificate of Incorporation, as it may exist at the time, reserves such power exclusively to the Corporation's Shareholders.

6.10 ***Invalid Provisions.*** If any part of these Bylaws is held to be invalid or inoperative for any reason, the remaining parts, so far as possible and reasonable, shall remain valid and operative.

6.11 ***Relation to Certificate of Incorporation.*** These Bylaws are subject to, and governed by, the Certificate of Incorporation as it may be amended from time to time.

Adopted by resolution of the Corporation's Board of Directors on the MAY day of 21, 2015.

Joe Cala, Director